UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2008

KIMBALL HILL, INC.

(Exact name of registrant as specified in its charter)

Illinois	333-133278	36-2177380
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

5999 New Wilke Road, Suite 504 Rolling Meadows, Illinois	60008
(Address of principal executive offices)	(Zip Code)

(847) 364-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 21, 2008, Kimball Hill, Inc. (the “Company”) amended its Limited Duration Waiver Agreement and Amendment (the “Waiver and Amendment Agreement”), dated as of January 25, 2008, with respect to its existing Amended and Restated Credit Agreement, dated as of August 10, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The amendment to the Waiver and Amendment Agreement further amended the Credit Agreement to amend certain financial covenants of the Company for the periods ending September 30, 2007 and December 31, 2007, including (i) reducing the minimum Tangible Net Worth (as defined in the Credit Agreement) from $160 million to $154 million and (ii) increasing the maximum permitted guarantees of joint venture indebtedness from 35% of Tangible Net Worth to 45% of Tangible Net Worth.  As result of these amendments, the Company is in compliance with its financial covenants contained in the Credit Agreement as of September 30, 2007 and December 31, 2007.

In addition, pursuant to the terms of the amendment to the Waiver and Amendment Agreement, the Company has agreed that by February 26, 2008 it will either (a) agree with the administrative agent under the Credit Agreement on the form and substance of a blocked account agreement to be implemented with the other banks at which the Company maintains accounts or (b) move all cash into deposit accounts with a Lender (as defined in the Credit Agreement).  A copy of the amendment to the Waiver and Amendment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the amendment.

Item 8.01  Other Events.

On February 15, 2008, the Company appointed Andrew D.J. Hede as the Company’s Chief Restructuring Officer. Mr. Hede is a Managing Director at Alvarez & Marsal North America, LLC (“A&M”), a financial advisory and consulting firm. The Company had previously retained A&M to assist the Company in developing and considering a number of strategic alternatives. A copy of the press release announcing the appointment of Mr. Hede is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1

Amendment No. 1 to Limited Duration Waiver and Amendment Agreement, dated as of February 21, 2008, by and among Kimball Hill, Inc., the Guarantors party from time to time thereto, the Lenders party from time to time thereto and Harris Bank, N.A., as Administrative Agent.

99.1	Kimball Hill, Inc. press release dated February 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL HILL, INC.

Date: February 21, 2008	/s/ Edward J. Madell
	By:	Edward J. Madell
	Its:	Senior Vice President, Chief Financial Officer and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description
10.1

Amendment No. 1 to Limited Duration Waiver and Amendment Agreement, dated as of February 21, 2008, by and among Kimball Hill, Inc., the Guarantors party from time to time thereto, the Lenders party from time to time thereto and Harris Bank, N.A., as Administrative Agent.

99.1	Kimball Hill, Inc. press release dated February 21, 2008.